EXHIBIT 4




               PREFERREDPLUS 7.30% TRUST CERTIFICATES SERIES BLS-1





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                     as Trustee and Securities Intermediary









                             Dated as of May _, 2001



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                  SERIES SUPPLEMENT, dated as of May _, 2001 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust and Call Rights; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

                  WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

                  Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the.respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Allocation Ratio": The allocation amongst the Certificateholders in accordance with their pro rata interests in the Certificates.

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                  "Authorized Denomination": With respect to Certificates, an aggregate stated amount of $1,000.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Call Date": Any Business Day on or after May _, 2006 that a Call Holder designates as a Call Date.

                  "Call Holder": The holder of a Call Right.

                  "Call Price": The aggregate stated amount of the Certificates being called plus any accrued and unpaid interest on such Certificates to the Call Date.

                  "Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Certificateholders on a Call Date, upon not less than 30 days (or not less than 5 days in the case of an announcement of any redemption or other unscheduled payment of the Underlying Securities) but not more than 60 days prior to the Call Date, some or all of the Certificates for the Call Price.

                  "Certificates": The trust certificates issued in a stated amount of $25 each and entitled to receive on each Distribution Date until the Final Scheduled Distribution Date distributions at a rate of 7.30% per annum on their stated amount.

                  "Closing Date": May _, 2001.

                  "Collection Period": (i) With respect to each June 1 Distribution Date, the period beginning on the day after the December 1 Distribution Date of the previous year and ending on such June 1 Distribution Date, inclusive, except for the June 1, 2001 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such June 1, 2001 Distribution Date, inclusive, and (ii) with respect to each December 1 Distribution Date, the period beginning on the day after the June 1 Distribution Date of that year and ending on such December 1 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to
Section 9(c) hereof.

                  "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date": May 4, 2001.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

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                  "Distribution Date": June 1 and December 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on June 1, 2001 and ending on the Final Scheduled Distribution Date.

                  "Distribution Election": Upon notice of the event set forth in clause (a) of Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (i) of such Section; upon notice of the event set forth in clause (b) or (c) of Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (ii) of such Section.

                  "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-l+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Escrow Agent": As will be set forth in the Escrow Agreement.

                  "Escrow Agreement": The escrow agreement to be entered into on the Call Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to Section 14(c)(iii)(2) hereof.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

                  "Final Scheduled Distribution Date": December 1, 2095 (or if such date is not a Business Day, the next succeeding Business Day).

                  "Fixed Pass-Through Rate": 7.30% per annum.

                  "Optional Exchange Date": Any Distribution Date.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semi-annual installments of $1,000).

                  "Pass-Through Rate": The Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses": Zero (0).

                  "Prospectus Supplement": The Prospectus Supplement dated April 20, 2001 relating to the Certificates.



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

                  "Rating Agency": Moody's and S&P.

                  "Record Date": The Business Day immediately preceding each Distribution Date.

                  "Series": PREFERREDPLUS 7.30% Trust Certificates Series BLS-1.

                  "Underlying Securities": The $ 75,000,000 aggregate principal amount of 7.00% Debentures due December 1, 2095 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

                  "Underlying Securities Issuer": Bellsouth Telecommunications, Inc., a Georgia corporation.

                  "Warrant Agreement": The Warrant Agreement, dated as of May 4, 2001, by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"

                  "Advance"

                  "Calculation Agent"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Notional Amount"

                  "Related Assets"

                  "Reserve Account"

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                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "PREFERREDPLUS Trust Series BLS-l". The Certificates evidencing certain undivided ownership interests therein shall be known as the "PREFERREDPLUS 7.30% Trust Certificates Series BLS-1.

                  (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $25 (the "Authorized Denomination") and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness; provided, however, from time to time, upon obtaining prior written confirmation by each Rating Agency that such action will not result in a downgrading or withdrawal of its rating of the Certificates, the Depositor may, without the consent of the Certificateholders, increase the amount of the Underlying Securities in the Trust and the Trust may issue a corresponding amount of additional Certificates in accordance with
Section 5.12(a) of the Standard Terms except that clauses (v), (vi) and (vii) of
Section 5.12(a) shall not apply to this Series.

                  (c) On each Distribution Date, commencing on June 1, 2001 and ending on the Final Scheduled Distribution Date or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, the Certificates will be entitled to receive distributions at a rate of 7.30% per annum on the stated amount of the Certificates.

                  (d) On the Final Scheduled Distribution Date, the Certificates will be entitled to a distribution of the stated amount of such Certificates.

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

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                  Section 4. Satisfaction of Conditions to Initial Execution and
Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

                  Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                  (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
         Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, to the Certificateholders, distributions accrued during the related Collection Period at the rate of 8.05% per annum on the stated amount of such Certificates and distributable on such Certificates on such Distribution Date;

                  (iii) third, to the Certificateholders, if available, any additional distribution owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                  (iv) fourth, to the Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the stated amount of the Certificates;

                  (v) fifth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

                  (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to an affiliate of the Depositor at the Depositor's direction.

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

                  (b) On the Optional Exchange Date, if applicable, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates , other than the Depositor, or any other Person exercising an optional exchange pursuant to
Section 7 hereof, as the case may be. Underlying Securities in accordance with
Section 7 hereof.

                  Section 6. Trustee's Fees; Escrow Agent's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set

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forth herein unless it elects to resign as Trustee in accordance with Section
7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  (c) In the event that one or more Call Holders is required to deposit the Call Price with the Escrow Agent on the Exercise Date pursuant to
Section 14(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

                  Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates,, or any other Person (other than the Depositor) holding Certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of Call Rights held by it, may notify the Trustee, not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

                  (i) such Person intends to tender an Authorized Denomination of Certificates that it holds to the Trustee on such Optional Exchange Date in exchange for a like amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust' under the Code,

                  (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange for such Certificates pursuant to this Section 7;

                  (v) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person other than the Person exercising such exchange; and

                  (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect

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         to an aggregate stated amount of Certificates equal to the aggregate stated amount of Certificates acquired by such Person pursuant to the exercise of Call Rights held by it.

Upon tender of such Certificates on such Optional Exchange Date, the Trustee will deliver to the Person tendering such Certificates an amount of Underlying Securities having a principal amount equal to the principal amount of the Certificates being tendered.

                  (b) The requirements set forth in paragraphs (a)(ii), (a)(v) and (a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

                  (c) Any costs associated with the exercise of the rights granted under paragraph (a) of this Section 7 will be borne by the Person exercising such rights and not by the Trust.

                  Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 13(b) with respect to all such Certificates.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

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                  (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

                  (g) Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

                  (h) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

                  (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY 10281
                  Attention: Barry N.  Finkelstein
                  Telephone: (212) 449-9001
                  Facsimile: (212) 449-9054

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York 10036
                  Attention: Corporate Trust Department
                             -PREFERREDPLUS Trust Series BLS-1
                  Telephone: (212) 852-1667
                  Facsimile: (212) 852-1625

                  If to the Securities Intermediary, to:

                  United States Trust Company of New York
                  114 West 47th Street

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                  25th Floor
                  New York, New York 10036
                  Attention: Corporate Trust Department
                             - PREFERREDPLUS Trust Series BLS-1
                  Telephone: (212) 852-1667
                  Facsimile: (212) 852-1625

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street 21 W
                  New York, New York 10007
                  Attention: CBO/CLO Monitoring Department
                  Telephone: (212) 553-1494
                  Facsimile: (212) 553-0355

                  and to:

                  Standard & Poor's
                  55 Water Street, 41st Floor
                  New York, New York 10041
                  Attention: Structured Finance Surveillance Group
                  Telephone: (212) 438-2482
                  Facsimile: (212) 438-2664

                  Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the exchange of all outstanding Certificates and Call Rights for Underlying Securities pursuant to one or more Optional Exchanges,
(iii) the Final Scheduled Distribution Date and (iv) the holders of all, but not less than all, of the Certificates exercising their election in Section 13(b) below.

                  (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (i) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended and (ii) if and for so long as the call warrants remain outstanding, all of the Call Holders have consented to such termination.

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                  (c) To the extent that the provisions of this Section 13
conflict with Section 10.01 of the Standard Terms, the latter shall control.

                  Section 14. Sale of Underlying Securities; Call Right

                  (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) [Intentionally omitted]

                  (c) The Call Terms are as follows:

                  (i) The initial holder of the Call Rights is an affiliate of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and such affiliate may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

                  (ii) A Call Holder that has met the exercise requirements set forth in paragraph (c)(iii) of this Section 14 may, on the Call Date, exercise its option to purchase, in whole or in part, an Authorized Denomination of Certificates at the Call Price;

                  (iii) In order to exercise its Call Right on a Call Date, a Call Holder must, not less than 30 days (or not less than 5 days in the case of an announcement of any redemption or other unscheduled payment of the underlying securities) but not more than 60 days prior to such Call Date:

                           (1) notify the Trustee in writing of its intention to
                  exercise such Call Right (which notice is irrevocable),

                           (2) deposit the Call Price with the Escrow Agent (the
                  "Escrow Deposit") to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit D (to be entered into immediately preceding delivery of the Call Price by such Call Holder to the Escrow Agent) until such Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 14,

                           (3) provide the Trustee with any other documents
                  customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder's credit support provider, if applicable, by Moody's and S&P is in one of the investment grade categories of Moody's and S&P, respectively, on such date.

                  (d) In connection with any exercise of the Call Rights, the Trustee shall select by lot a stated amount of the outstanding Certificates to be surrendered by the Certificateholders thereof to the Trustee upon any such exercise, deliver such Certificates to the exercising Call

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Holder and the proceeds of the Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement.

                  Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 11.0 1 (a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 15.

                  Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or
(ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' or Call Holders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

                  If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the

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

refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and the Rating Agencies of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  Section 17. Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

                  Section 18. Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

                  Section 19. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard terms is hereby deleted and replaced with the following:

                           Section 11.07. Nonpetition Covenant. Notwithstanding
                  any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the PREFERREDPLUS Trust Series BLS-1, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                  Merrill Lynch Depositor, Inc.,
                                    as Depositor


                                  By:
                                     -------------------------------------------
                                     Name:  Barry N. Finkelstein
                                     Title: President


                                  United States Trust Company of New York,
                                    as Trustee


                                  By:
                                     -------------------------------------------
                                     Name:  Andres E. Serrano
                                     Title: Vice President


                                  United States Trust Company of New York,
                                    as Securities Intermediary


                                  By:
                                     -------------------------------------------
                                     Name:  Andres E. Serrano
                                     Title: Vice President

SCHEDULE I

              PREFERREDPLUS 7.30% TRUST CERTIFICATES, SERIES BLS-1
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:            $75,000,000 7.00% Debentures (principal
                                  amount $1,000 per debenture) due December 1, 2095 of the Underlying Securities Issuer.

Underlying Securities Indenture:  The indenture dated as of November 15, 1995 as supplemented by the supplemental indenture dated December 1, 1995, each as executed by Bellsouth Telecommunications, Inc. and the Underlying Securities Trustee.

Underlying Securities Issuer:     Bellsouth Telecommunications, Inc., a Georgia
                                  corporation.

Underlying Securities Trustee:    First Alabama Bank

Underlying Securities
CUSIP Number:                     079867AP2

Underlying Securities
Original Issue Date:              December 1, 1995

Underlying Securities
Original Amount Issued:           $500,000,000 7.00% Debentures due December 1,
                                  2095 (principal amount $1,000 per debenture)

Underlying Securities
Listing:                          [NYSE]

Underlying Securities
Commission Filing Number:         33-60351

Underlying Securities
Maturity Date:                    December 1, 2095

Underlying Securities
Principal Payment Date:           December 1, 2095

Interest Rate:                    7.00 % per annum.

Underlying Securities
Interest Dates:                   June 1 and December 1.

Underlying Securities
Record Dates:                     May 15 and November 15.

Underlying Securities
Collateral:                       None.

Underlying Securities
Amortization:                     None.

Underlying Securities
Accrual Periods:                  Semi-annual.

Underlying Securities
Authorized Denomination
and Specified Currency:           The Underlying Securities are denominated and
                                  payable in U.S. dollars and are available in minimum denominations of $1,000 and integral multiples thereof.

Underlying Securities
Rating as of Closing:             "Aa2" by Moody's and "AA-" by S&P.

Underlying Securities Form:       Book-entry security with DTC.

Underlying Securities
Redemption:                       The Underlying Securities are not redeemable
                                  by the underlying securities issuer or the underlying securities holders.

EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

EXHIBIT B

                               Form of Certificate

                              (begins on next page)

EXHIBIT C


                             Market Agent Agreement

                              (begins on next page)

EXHIBIT D

                            Form of Escrow Agreement

                              (begins on next page)